CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N"1A of our report dated December 23, 2020, relating to the financial statements and financial highlights of Victory Diversified Stock Fund, Victory NewBridge Large Cap Growth Fund, Victory Special Value Fund, Victory Strategic Allocation Fund, Victory INCORE Fund for Income, Victory INCORE Investment Grade Convertible Fund, Victory Sycamore Established Value Fund and Victory Sycamore Small Company Opportunity Fund (the "Funds"), each a series of Victory Portfolios, for the year ended October 31, 2020, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Ongoing Arrangements to Disclose Portfolio Holdings" in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 18, 2021

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4535 fa x | cohencpa.com

Registered with the Public Company Accounting Oversight Board